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                                                                     Exhibit 5.1

                    [MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD]





September 18, 1996

Infonautics, Inc.
900 West Valley Road, Suite 1000
Wayne, Pennsylvania  19087

Re: Infonautics, Inc. - Form S-8 Registration Statement Relating to 1994 Omnibus Stock Option Plan, 1996 Equity Compensation Plan and Employment and Compensation Arrangements Pursuant to
       Nonqualified Stock Option Agreements
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Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced registration statement (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 1,697,737 shares of Class A Common Stock, no par value (the "Class A Common Stock"), of Infonautics, Inc. (the "Registrant") which may be issued pursuant to the 1994 Omnibus Stock Option Plan, the 1996 Equity Compensation Plan and certain employment and compensation arrangements under individual nonqualified stock option agreements of the Registrant (collectively, the "Benefit Arrangements"). We have examined the Registrant's Articles of Incorporation , as amended, By-Laws, as amended, minutes and such other documents, and have made such inquiries of the Registrant's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Registrant's Class A Common Stock originally issued by the Registrant to eligible participants through the Benefit Arrangements, when issued and delivered as contemplated by the Benefit Arrangements, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



Morgan, Lewis & Bockius LLP